G. BRAD BECKSTEAD
Certified Public Accountant
                                              330 E. Warm Springs
                                              Las Vegas, NV 89119
                                                     702.257.1984
                                               702.362.0540 (fax)






August 31, 2001


       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

I hereby consent to the incorporation by reference in the Registration Statement of Media and Entertainment.com, Inc. on Form S-8, of my report dated February 27, 2001, on my audit of the financial statements of Media and Entertainment.com, Inc. as of and for the year ended December 31, 2000, which report is included in the Annual Report on Form 10-KSB.


Signed,



/s/ G. Brad Beckstead
---------------------------
G. Brad Beckstead, CPA